UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
April 21, 2021 (April 16, 2021)

NIC Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of Principal Executive Offices)

(877) 234-3468
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	EGOV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On April 21, 2021 (the “Closing Date”), Topos Acquisition, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Tyler Technologies, Inc. (“Parent”), a Delaware corporation, merged with and into NIC Inc. (the “Company”), a Delaware corporation, with the Company continuing as the surviving corporation (the “Merger”), pursuant to the previously announced Agreement and Plan of Merger, dated as of February 9, 2021 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub.  As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.  The Company and Parent previously announced entry into the Merger Agreement on February 10, 2021.  The Merger Agreement was adopted by the Company’s stockholders at a special meeting held on April 19, 2021.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated by reference into this Item 1.02.

In connection with the completion of the Merger (as described further under Item 2.01), on April 19, 2021 that certain Amended and Restated Credit Agreement, dated as of August 6, 2014 between the Company, as borrower, and Bank of America, N.A., as bank and letter of credit issuer, as amended by Amendment No. 1 dated as of July 9, 2015, Amendment No. 2 dated as of December 14, 2015, Amendment No. 3 dated as of April 28, 2017 and Amendment No. 4 dated as of May 1, 2019 (as further amended, modified, extended, restated, replaced, or supplemented, the “Credit Agreement”), was terminated, one outstanding letter of credit was cash collateralized, all commitments under the Credit Agreement were terminated, all guarantees were terminated and any security interests or liens (excluding liens granted to cash collateralize such letter of credit) granted to the lender were terminated.  Other than such cash collateralized letter of credit, there were no loans outstanding under the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated by reference into this Item 2.01.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock, par value $0.0001 per share, of the Company (“NIC Common Stock”), other than (i) shares of NIC Common Stock owned directly or indirectly by the Company, Parent or any of their respective subsidiaries immediately prior to the Effective Time, (ii) shares of NIC Common Stock as to which dissenters’ rights have been properly perfected, and (iii) shares of NIC Common Stock subject to unvested NIC restricted stock awards, was converted into the right to receive $34.00 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, (i) each vested restricted stock award was converted into the right to receive the Merger Consideration with respect to each share of NIC Common Stock subject to such awards, less applicable withholding of taxes and other authorized deductions, (ii) each outstanding unvested performance-based restricted stock award automatically vested in full, in accordance with the terms of its award agreement, and was converted into the right to receive the Merger Consideration with respect to such number of shares of NIC Common Stock subject to such awards, less applicable withholding of taxes and other authorized deductions, and (iii) each outstanding unvested time-based restricted stock award was assumed by Parent and converted into corresponding awards relating to Parent’s common stock under Parent’s equity compensation plan on the same terms and conditions, including with respect to vesting, except that the number of shares of restricted Parent common stock shall equal the product (rounded to the nearest whole share) of the number of shares of NIC Common Stock subject to the assumed award multiplied by the Restricted Stock Conversion Ratio, which is 0.0769. The “Restricted Stock Conversion Ratio” means the quotient, rounded (with simple rounding) to the fourth decimal place, obtained by dividing (i) the Merger Consideration by (ii) the volume weighted average closing sale price of one share of Parent common stock as reported on the NYSE for the ten consecutive trading days ending on April 20, 2021, the trading day immediately preceding the Closing Date.

In connection with the Merger, Parent paid approximately $2.3 billion in cash as the aggregate Merger Consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2021 and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 3.01.

On the Closing Date, in connection with the completion of the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that each outstanding share of NIC Common Stock (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01.  Nasdaq halted trading of NIC Common Stock [prior to the opening of Nasdaq on the Closing Date] and filed a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to remove the Common Stock from listing on Nasdaq and to deregister NIC Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the termination of registration of NIC Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

In connection with the completion of the Merger, at the Effective Time, each outstanding share of NIC Common Stock (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01, and holders of such NIC Common Stock ceased to have any rights as stockholders of the Company, except as provided in the Merger Agreement or by applicable law.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.02.

Directors

In connection with the completion of the Merger, at the Effective Time, each of the Company’s directors immediately prior to the Effective Time (Harry Herington, Art N. Burtscher, Venmal (Raji) Arasu, C. Brad Henry, Sylvester James, Jr., Alexander C. Kemper, William M. Lyons, Anthony Scott, Jayaprakash Vijayan and Pete Wilson) ceased to be directors of the Company.  These departures were in connection with the Merger and not due to any disagreement with the Company on any matter.  As of the Effective Time, H. Lynn Moore, Jr., who was the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of the Company.

Officers

With the completion of the acquisition, the Company’s Chief Executive Officer and board member Harry H. Herington is retiring from the organization. On April 16, 2021, Parent entered into a separation of employment agreement, dated as of April 21, 2021, with Mr. Herington (the “Separation Agreement”), pursuant to which Mr. Herington’s employment with the Company shall terminate effective as of 11:59 p.m. Eastern Time on the Closing Date.  Pursuant to the Separation Agreement, Mr. Herington is entitled to a one-time lump sum cash payment of $1,550,000, which is in lieu of any remaining entitlements Mr. Herington may have under his employment agreement. The Separation Agreement also contains certain post-employment restrictive covenants, including non-solicitation, non-competition and non-disparagement covenants, and incorporates other covenants to which Mr. Herington is already subject.  All payments pursuant to the Separation Agreement are subject to Mr. Herington’s release of claims contained therein.

The above-referenced description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

In connection with the completion of the Merger, at the Effective Time, each of the Company’s officers immediately prior to the Effective Time ceased to be officers of the Company, and the officers of Merger Sub immediately prior to the Effective Time became the officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety.  A copy of such amended and restated certificate of incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

At the Effective Time, the amended and restated bylaws of the Company, as amended to date, as in effect immediately prior to the Effective Time, were amended and restated in their entirety.  A copy of such amended and restated bylaws is attached hereto as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On the Closing Date, the Company and Parent issued a joint press release announcing the completion of the Merger.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of February 9, 2021, by and among NIC Inc., Topos Acquisition, Inc. and Tyler Technologies, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on February 10, 2021).

3.1	Amended and Restated Certificate of Incorporation of NIC Inc.

3.2	Amended and Restated Bylaws of NIC Inc.

10.1	Separation of Employment Agreement, dated as of April 21, 2021, by and between Tyler Technologies, Inc. and Harry H Herington.

99.1	Press Release, dated April 21, 2021.

* Schedules and similar attachments have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and similar attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

Date: April 21, 2021	By:	/s/ Brian K. Miller
Brian K. Miller
Vice President and Treasurer